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                                  EXHIBIT 21.1

                        SCHEDULE OF EGGHEAD SUBSIDIARIES
                     FORM 10K FOR FISCAL YEAR ENDED 3/28/98


PARENT COMPANY:  EGGHEAD.COM, INC.
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SUBSIDIARIES, WHOLLY OWNED BY EGGHEAD.COM, INC.:
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D J & J SOFTWARE CORPORATION (WA)

EH DIRECT, INC. (WA) Inactive corporation

MPI CORPORATION (WA) (WHOLLY OWNED SUBSIDIARY OF EH DIRECT, INC.) Inactive corporation

SURPLUS SOFTWARE, INC.. (OR)